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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

To the Board of Directors
Sanmina-SCI Corporation:

     We hereby consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-104692, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259,
333-23565, 33-66554, and 33-90244) and Form S-3 (No. 333-61042) of our report dated June 4, 2003, with respect to the consolidated balance sheets of Sanmina-SCI Corporation as of September 28, 2002 and September 29, 2001, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended September 28, 2002, and related financial statement schedule, which report appears in this annual report on Form 10-K/A of Sanmina-SCI Corporation for the year ended September 28, 2002. Our report dated June 4, 2003, contains an explanatory paragraph describing the Company's change in accounting for goodwill and other intangible assets.

                                          /s/ KPMG LLP

Mountain View, California
June 16, 2003